Exhibit 99.1

Contact: L. Keith Graves
Phone: 314-214-7000
E-mail: lkg@talx.com
NEWS RELEASE
TALX REPORTS 54 PERCENT GROWTH IN THIRD-QUARTER
EARNINGS FROM CONTINUING OPERATIONS;
RAISES FULL-YEAR GUIDANCE
ST. LOUIS, MO (January 25, 2006) – TALX Corporation (NASDAQ: TALX) today reported that earnings from continuing operations increased 54 percent to $7.4 million from the year-ago $4.8 million. On a diluted share basis, reflecting a three-for-two stock split effective January 17, 2006, earnings from continuing operations were $0.22 ($0.33 on a pre-split basis), for the third fiscal quarter ended December 31, 2005, compared to $0.15 ($0.22 on a pre-split basis), for the year-ago period. The earnings improvement primarily reflects strong revenue gains in The Work Number services, overall cost control and the contribution from recent acquisitions.
Third-quarter revenues grew 31 percent to $52.3 million from $39.8 million in the year-earlier quarter. The Work Number services’ revenues rose 41 percent, and revenues for the tax management services business increased 27 percent from year-ago levels.
Gross profit for the third quarter expanded 37 percent to $33.1 million from $24.1 million, with gross margin rising 270 basis points to 63.3 percent from 60.6 percent the year before. Gross profit for The Work Number services increased 50 percent to $17.0 million from $11.4 million, and gross margin for this segment climbed 460 basis points to 77.7 percent from 73.1 percent the year before. Gross profit for the tax management services business rose 28 percent to $15.8 million from $12.3 million, with gross margin improving to 52.6 percent from 52.3 percent the year before.
Revenues for the first nine months of fiscal 2006 increased 31 percent to $147.5 million from $112.5 million the year before. Earnings from continuing operations for the first nine months of fiscal 2006 were $21.0 million, or $0.62 per diluted share on a post-split basis ($0.93 on a pre-split basis). In the year-ago period, earnings from continuing operations were $8.9 million, or $0.28 per diluted share on a post-split basis ($0.41 on a pre-split basis), which included an SEC settlement charge of $2.5 million, or $0.08 per diluted share on a post-split basis ($0.12 on a pre-split basis). Excluding this charge, adjusted earnings from continuing operations grew 84 percent for the nine-month period, from $11.4 million, or $0.36 per diluted share on a post-split basis ($0.53 on a pre-split basis). See attached “Supplemental Financial Information” for a reconciliation of differences from the comparable GAAP measures in fiscal year 2005.
Because of the favorable operating trends, as well as recent acquisitions, TALX is again raising guidance for the fiscal year ending March 31, 2006. Revenue is now estimated to be a range of $205 million to $207 million compared with previous guidance of $193 million to $196 million. On a post-split basis, the estimate for diluted earnings per share from continuing operations is now a range of $0.86 to $0.87 compared with the previous guidance of $0.80 to 0.83 ($1.20 to $1.24 on a pre-split basis).

TALX also provided initial guidance for the fourth fiscal quarter ending March 31, 2006. The company expects revenues ranging from $57 million to $59 million, up from the year-earlier $45.9 million, and diluted earnings per share from continuing operations of $0.25 to $0.26 on a post-split basis, compared with $0.21 on a post-split basis in the comparable fiscal 2005 period.
William W. Canfield, president and chief executive officer, commented, “We achieved record revenues again this quarter by continuing to execute our strategies, including making acquisitions that meet our strict criteria and focusing on key attributes of our business model, notably scalability, efficiency, and cross-selling opportunities. As an example, our continuing efforts to expand The Work Number database, along with our REACH program to increase clients’ use of The Work Number, delivered double-digit improvements in both revenues and gross profit.
“The successful integration of acquisitions, including the two that we announced during our fiscal third quarter, has been a major contributor to revenue growth and to our overall improvement in gross margins. While acquisitions were strong contributors to the revenue increases in our tax management services businesses, we also realized 4 percent organic growth in the unemployment tax management business during the fiscal third quarter. The tax management services businesses continued to be significant generators of referrals for The Work Number, introducing our clients to greater efficiency while increasing transaction levels for TALX.”
L. Keith Graves, vice president and chief financial officer, pointed out, “TALX is focused on maintaining a highly disciplined approach to expense control while expanding an infrastructure that leverages the complementary nature of our business units. As a result, this quarter we were able to substantially improve our operating margin to almost 26 percent of revenues. Further, our solid financial results for the first nine months of the fiscal year yielded nearly $25 million in cash from operating activities, which helped us repay $22 million of debt while funding our acquisitions and capital expenditures and paying dividends.”
The total number of employment records on The Work Number services database increased to 125.7 million at December 31, 2005, from 104.1 million a year ago, representing a 21 percent gain. The company added 6.5 million employment records during the quarter, representing a 5 percent increase in total records over the previous sequential quarter. Total employment records under contract, including those in the contract backlog to be added to the database, increased 22 percent to 133.4 million at December 31, 2005, from 109.2 million a year earlier and 5 percent over the previous sequential quarter total of 126.5 million.
A conference call to discuss the company’s fiscal 2006 third-quarter performance and its outlook is scheduled for Thursday, January 26, at 9:00 a.m. Central Time. To participate in this call, dial (800) 230-1902. A slide presentation will accompany the call on the Web at www.talx.com/2006. Other information of investor interest can be found at www.talx.com/investor, and the company’s corporate governance website is located at www.talx.com/governance. A digitized replay of the call will be available from 2:30 p.m. CDT on Thursday, January 26, through May 10, 2006. The replay number is (800) 475-6701 and the access code is 814727.
Statements in this news release expressing or indicating the beliefs and expectations of management regarding future performance are forward-looking statements including, without limitation, favorable operating trends, anticipated revenue and earnings in the fourth quarter of fiscal 2006 and for the fiscal year ending March 31, 2006, and any other plans, objectives, expectations and intentions contained in this release that are not historical facts. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. These risks and uncertainties include, without limitation, the preliminary nature of our estimates, which are subject to change as we collect additional information and they are reviewed internally and by our external auditors, as well as the risks detailed in the company’s Form 10-K for the fiscal year ended March 31, 2005, under the caption “Risk Factors” in “Part I – Item 1,” as well as (1) risks related to our ability to increase the size and range of applications for The Work Number database and successfully market current and future services and our dependence on third-party providers to do so; (2) the risk that our revenues from The Work Number may fluctuate in response to changes in certain economic conditions such as interest rates and employment trends; (3) risks relating to the dependence of the market for The Work Number on mortgage documentation requirements in the secondary market and the risk that our revenues and profitability would be significantly harmed if those requirements were relaxed or eliminated; (4) risks associated with our ability to prevent breaches of confidentiality or inappropriate use of data as we perform large-scale processing of verifications; (5) risks associated with our ability to maintain the accuracy, privacy and confidentiality of our clients’ employee data; (6) risks associated with potential challenges regarding the applicability of the Fair Credit Reporting Act or similar law; (7) risks associated with changes in economic conditions or unemployment compensation or tax credit laws; (8) risks related to Congressional approval of work opportunity (“WOTC”) and welfare to work (“WtW”) tax credits; (9) the risk to our future growth due to our dependence on our ability to effectively integrate acquired companies and capitalize on cross-selling opportunities; (10) risks related to the applicability of any new privacy legislation or interpretation of existing laws; (11) the risk of interruption of our computer network and telephone operations, including potential slow-down or loss of business as potential clients review our operations; and (12) risks relating to the applicability of the SUTA Dumping Prevention Act of 2004 to our tax planning services. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by our forward-looking statements. We do not undertake any obligation or plan to update these forward-looking statements, even though our situation may change.
TALX Corporation is a leading provider of payroll-related and human resources services. Based in St. Louis, Missouri, TALX holds a leadership position in two key areas – automated employment and income verification via The Work Number (R) and unemployment tax management via UC eXpress (R). The TALX suite of electronic services also includes tax credits and incentives, paperless pay, time tracking, W-2 management, I-9 management, and onboarding services. The company’s common stock trades in the Nasdaq National Market under the symbol TALX. For more information about TALX Corporation, call 314-214-7000 or access the company’s web site at www.talx.com.
— tables attached —

TALX Corporation and Subsidiaries
Supplemental Financial Information
The company sometimes uses information derived from consolidated financial information but not presented in the financial statements prepared in accordance with generally accepted accounting principles (“GAAP”). Specifically, in this release, the company has used non-GAAP financial measures to eliminate the effect on fiscal 2005 earnings from continuing operations and diluted earnings per share of a $2.5 million charge recorded in connection with a settlement with the SEC.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We use these non-GAAP measures internally to evaluate the performance of the business, including allocation of assets and resources, planning, comparison of financial performance between historical periods and evaluation and compensation of management and staff. We believe that the presentation of these non-GAAP financial measures provides useful information to investors because these measures exclude elements that we do not consider to be indicative of earnings from our ongoing operating activities and allow for an equivalent comparison to prior-period results.
Reconciliation of the Nine Months Ended December 31, 2004 Adjusted Earnings from Continuing Operations to GAAP Earnings from Continuing Operations:

GAAP earnings from continuing operations	$8.9	million
SEC settlement charge	2.5	million

Adjusted earnings from continuing operations	$11.4	million

Reconciliation of the Nine Months Ended December 31, 2004 Adjusted Diluted Earnings Per Share from Continuing Operations to GAAP Diluted Earnings Per Share from Continuing Operations:

	Pre-split	Post-split
GAAP diluted EPS from continuing operations	$0.41	$0.28
SEC settlement charge	0.12	0.08

Adjusted diluted EPS from continuing operations	$0.53	$0.36

TALX Corporation and Subsidiaries
Consolidated Statements of Earnings
(dollars in thousands, except per share information)
(unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
The Work Number services	$21,904	$15,558	$64,206	$44,163
Tax management services	29,978	23,605	81,946	66,167
Maintenance and support	450	677	1,318	2,201

Total revenues	52,332	39,840	147,470	112,531

Cost of revenues:
The Work Number services	4,878	4,186	14,287	12,309
Tax management services	14,204	11,260	39,746	33,267
Maintenance and support	101	253	287	717

Total cost of revenues	19,183	15,699	54,320	46,293

Gross profit	33,149	24,141	93,150	66,238

Operating expenses:
Selling and marketing	8,587	6,965	24,390	20,603
General and administrative	11,108	8,460	31,248	24,409
SEC settlement charge	—	—	—	2,500

Total operating expenses	19,695	15,425	55,638	47,512

Operating income	13,454	8,716	37,512	18,726

Other income(expense), net:
Interest income	167	66	478	122
Interest expense	(1,356)	(827)	(3,280)	(2,110)
Other, net	—	1	(5)	—

Total other income (expense), net	(1,189)	(760)	(2,807)	(1,988)

Earnings from continuing operations before income tax expense	12,265	7,956	34,705	16,738
Income tax expense	4,843	3,143	13,707	7,797

Earnings from continuing operations	7,422	4,813	20,998	8,941
Discontinued operations, net of income taxes:
Earnings(loss)from discontinued operations, net	(3)	8	—	15
Gain on disposal of discontinued operations, net	225	145	450	425

Earnings from discontinued operations	222	153	450	440

Net earnings	$7,644	$4,966	$21,448	$9,381

Basic earnings per share:
Continuing operations	$0.23	$0.16	$0.66	$0.29
Discontinued operations	0.01	—	0.02	0.01

Net earnings	$0.24	$0.16	$0.68	$0.30

Diluted earnings per share:
Continuing operations	$0.22	$0.15	$0.62	$0.28
Discontinued operations	—	—	0.02	0.01

Net earnings	$0.22	$0.15	$0.64	$0.29

Weighted average number of shares outstanding (basic)	31,928,437	30,992,405	31,706,367	30,882,218
Weighted average number of shares outstanding (diluted)	34,083,492	32,719,350	33,715,465	32,384,523

TALX Corporation and Subsidiaries
Consolidated Balance Sheets
(dollars in thousands, except share information)

	December 31, 2005	March 31, 2005
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,967	$11,399
Short-term investments	5,850	7,615
Accounts receivable, less allowance for doubtful accounts of $4,097 at December 31, 2005, and $3,173 at March 31, 2005	36,895	19,718
Work in progress, less progress billings	2,433	3,713
Prepaid expenses and other current assets	7,424	5,282
Deferred tax assets, net	1,980	1,683

Total current assets	56,549	49,410
Property and equipment, net of accumulated depreciation of $23,322 at December 31, 2005, and $18,572 at March 31, 2005	14,414	11,414
Capitalized software development costs, net of amortization of $5,874 at December 31, 2005, and $4,605 at March 31, 2005	3,837	3,374
Goodwill	185,901	136,143
Other intangibles, net	78,887	45,448
Other assets	1,604	1,130

	$341,192	$246,919

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,662	$2,054
Accrued expenses and other liabilities	16,317	16,502
Dividends payable	1,068	835
Deferred revenue	11,280	5,203

Total current liabilities	31,327	24,594
Deferred tax liabilities, net	12,728	10,083
Long-term debt	116,802	57,500
Other liabilities	3,048	2,878

Total liabilities	163,905	95,055

Commitments and contingencies
Shareholders’ equity:
Preferred stock, $.01 par value; authorized 5,000,000 shares and no shares issued or outstanding at December 31, 2005 or March 31, 2005	—	—
Common stock, $.01 par value per share; authorized 75,000,000 shares at December 31, 2005, and 30,000,000 shares at March 31, 2005; issued 21,358,100 shares at December 31, 2005, and 20,922,011 shares at March 31, 2005	214	209
Additional paid-in capital	172,877	164,937
Deferred compensation	(1,639)	(223)
Retained earnings (accumulated deficit)	5,749	(12,726)
Accumulated other comprehensive income:
Unrealized gain on interest rate swap contract, net of tax expense of $56 at December 31, 2005, and $39 at March 31, 2005	86	59
Treasury stock, at cost, 42,275 shares at March 31, 2005	—	(392)

Total shareholders’ equity	177,287	151,864

	$341,192	$246,919

TALX Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended December 31,
	2005	2004
Cash flows from operating activities:
Net earnings	$21,448	$9,381
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	9,369	7,874
Deferred compensation	155	14
Deferred taxes	2,276	751
Gain on swap agreement	(59)	—
Change in assets and liabilities, excluding those acquired:
Accounts receivable, net	(12,750)	(2,746)
Work in progress, less progress billings	1,749	(100)
Prepaid expenses and other current assets	(1,810)	6,316
Other assets	(598)	122
Accounts payable	287	1,493
Accrued expenses and other liabilities	2,810	(485)
Deferred revenue	1,770	(70)
Other liabilities	148	(251)

Net cash provided by operating activities	24,795	22,299

Cash flows from investing activities:
Additions to property and equipment	(6,810)	(4,709)
Change in restricted cash	—	38,645
Acquisitions, net of cash received	(86,955)	(59,285)
Purchases of short-term investments	(5,120)	(6,140)
Proceeds from sale of short-term investments	6,885	—
Capitalized software development costs	(1,732)	(1,538)

Net cash used in investing activities	(93,732)	(33,027)

Cash flows from financing activities:
Issuance of common stock	4,231	2,132
Repurchase of common stock	(1,287)	—
Borrowings under long-term debt facility	138,802	18,000
Repayments under long-term debt facility	(79,500)	(7,550)
Dividends paid	(2,741)	(2,191)

Net cash provided by financing activities	59,505	10,391

Net decrease in cash and cash equivalents	(9,432)	(337)
Cash and cash equivalents at beginning of period	11,399	8,568

Cash and cash equivalents at end of period	$1,967	$8,231

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